Exhibit 10.51

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Global Companies LLC Branded Wholesale Business

Volume Incentive Program (VIP)

Global Companies LLC (“Global”) has entered into a Brand Fee Agreement (“BFA”) with ExxonMobil Oil Corporation (“ExxonMobil”) pursuant to which Global has the right to source, sell and distribute Mobil-branded fuels and, on and after June 1, 2011, Exxon-branded fuels in Massachusetts, New Hampshire, Rhode Island, Maine and Vermont (the “Designated Geographies”).

Pursuant to the BFA, Global has entered into Distributor PMPA Franchise Agreement (Mobil or Exxon Branded Distributor) (each, a “Distributor Agreement”) with branded wholesalers (each, a “Distributor”) within the Designated Geographies.

This document sets forth the current terms and conditions of Global’s Volume Incentive Program (“VIP”) offered to Global’s Distributors within the Designated Geographies.

PLEASE NOTE — DISTRIBUTORS PARTICIPATING IN THE VIP ARE NOT ELIGIBLE TO PARTICIPATE IN GLOBAL’S BRAND INCENTIVE PROGRAM (“BIP”).  AN ELECTION BY A DISTRIBUTOR TO PARTICIPATE IN THE VIP AS EVIDENCED BY DISTRIBUTOR’S SIGNATURE ON THE ACKNOWLEDGEMENT PAGE HERETO WILL RESULT IN ANY EARLIER BIP OR OTHER PROJECT ASSISTANCE BEING TERMINATED IN FAVOR OF THE VIP ASSISTANCE HEREUNDER.

VIP OVERVIEW

This program is effective for all of a Distributor’s participating locations as designated on the acknowledgement page hereto.

The Volume Incentive Program (“VIP”) is designed to assist existing and new store development for Mobil or, after June 1, 2011, Exxon branded facilities. VIP provides financial assistance based on volume sales at all of a Distributor’s participating locations. Assistance is paid based on the aggregate volumes sold at all participating locations. VIP is offered as an alternative to assistance under Global’s BIP.

VIP assistance is paid based on the volume period set forth in the Distributor’s applicable Distributor Agreement and is provided in no less than semi-annual payments.  The minimum Distributor Agreement term eligible for participation in the VIP is 5 years, except as otherwise provided herein.

Default repayment obligations are identified in the Terms and Conditions of the VIP set forth herein.

A Distributor receiving assistance or incentive payments under VIP is not eligible to receive additional assistance for the same activities under any other Global programs except as otherwise approved by Global.

Locations which meet the Supersite Qualification criteria in addition to the General Requirements may qualify for additional assistance; see the Supersite section.

VIP is available to those sites that wish to brand change between our current Mobil or Exxon brands while in the Distributor business.

GENERAL VIP REQUIREMENTS

For each VIP participating Mobil or Exxon Branded Retail store:

1.                                       All participating locations must be in compliance with current Global and, as applicable under the BFA, ExxonMobil retail image and facility requirements in effect at time of commencement of VIP assistance, except as otherwise approved by Global from time to time.

2.                                       Distributor must receive Global’s participation approval in advance of VIP commencement as evidenced by Global’s signature on the acknowledgement page hereto.

3.                                       Only Mobil or, after June 1, 2011, Exxon Branded Motor Gasoline can be sold under the branded automobile canopy. Unbranded or non-Mobil or non-Exxon branded gasoline sales under the branded automobile canopy violates the Distributor Agreement and the terms of the VIP. Any variation of this requires expressed written consent from Global. On a case by case basis exceptions can be approved for non branded E-85 and bio diesel if certain conditions are met.

4.                                       Participating locations must sell three grades of Branded Mobil (if site is branded Mobil) or Exxon (if site is branded Exxon) motor gasoline.

5.                                       Site must be trademark approved by Global pursuant to the Distributor Agreement and by ExxonMobil pursuant to the BFA.

6.                                       In addition to the General Requirements, all projects must meet any location specific requirements set forth herein or in any addendum hereto.

7.                                       Distributor must be in compliance with the terms of their existing Distributor Agreement requirements.

8.                                       Global reserves the right to modify or cancel this program at any time.

9.                                       Distributor cannot assign or transfer its rights or obligations under this program without written consent from Global.

10.                                 Global will pay VIP assistance on actual branded Mobil or Exxon motor gasoline sales.

11.                                 Locations are not able to receive assistance for items under both the VIP and any other separate program except as otherwise expressly approved by Global.

12.                                 All locations must participate in an approved Global Mystery Shopper Program through the specified program term. The VIP payments set forth herein are conditioned on each VIP location maintaining satisfactory Mystery Shopper scores for such location, as determined by Global from time to time.  Any location failing to receive a satisfactory Mystery Shopper score may receive a deduction against their VIP payments for such location as determined by Global from time to time.

13.                                 If requested by Global, all VIP locations must participate in the ExxonMobil Point of Purchase (POP) Program through the specified program term.

14.                                 All locations must have public accessible restrooms.

15.                                 All locations must promote and honor all accepted Credit Cards.

16.                                 Payments will be made to Distributor via Electronic Fund Transfer (EFT).

STANDARD VIP PROGRAM:

The chart below shows the assistance levels paid on the eligible volume that is included in the VIP.  VIP participation requires a minimum 5 year branding commitment.

AYG =	aggregate total annual volume of all participating locations the number of participating locations

	800,000 - 999,999 AYG	1,000,000 – 1,249,999 AYG	1,250,000 – 1,499,999 AYG	1,500,000 – 1,999,999 AYG	2,000,000 – 2,499,999 AYG	2,500,000 – 2,999,999 AYG	3,000,000 + AYG

Volume Payout	** cpg	** cpg	** cpg	** cpg	** cpg	** cpg	** cpg

“Annual Volume” under the VIP will mean volume during the first 12 months of Distributor’s participation in the VIP commencing on the effective date of Distributor’s acceptance of the terms of this VIP and during each subsequent 12 month period thereafter.

VIP SUPERSITE PROGRAM:

Distributors with total aggregate annual volumes for all eligible participating locations in excess of 25,000,000 gallons per year may receive an additional cpg over the standard VIP program. The chart below shows the additional assistance levels paid on the eligible volume that is included in the VIP.  Supersite participation requires a minimum 7 year branding commitment.

TYG =	Total aggregate annual volume of all participating locations

	25,000,000- 31,999,999 TYG	32,000,000- 38,999,999 TYG	39,000,000- 45,999,999 TYG	46,000,000 – 52,999,999 TYG	53,000,000 – 59,999,999 TYG	60,00,000 + TYG	65,000,000+ TYG

Incremental Volume Payout *	+** cpg	+** cpg	+** cpg	+** cpg	+** cpg	+** cpg	+** cpg (A)

*  Incremental Volume Payout paid on all gallons back to gallon 1, except for (A) paid only on incremental gallons above this threshold.

PAYMENT SCHEDULES:

Upon receipt of approved payment request package by Global, the payment processing will begin according to the following schedule:  semi-annual VIP payments will be based on 100% of the consecutive 6 months actual eligible volume for the period, and will be available after each of the 6 month eligible volume periods during the applicable term of the Distributor’s participation in the VIP.  In the event Global elects to make VIP payments more frequently, the eligible volume period will be adjusted accordingly.  The time period for the Distributor to begin data collection for eligible volume certification reporting starts the 1st day of the month following the commencement date of the Distributor’s participation in the VIP.

DOCUMENTATION REQUIREMENTS:

Authorization:

A Distributor’s participation in the VIP will become effective upon execution of the acknowledgement pager hereto by the Distributor and all required Global representatives.

Volume Certification:

Eligible volume will be calculated by Global based on actual volumes sold to and paid for by Distributor as submitted by Distributor and verified by Global from its records.

Distributor agrees to allow Global, upon giving reasonable advance notice, the right to audit, at Global’s expense during normal business hours, the accounting records and other pertinent documents which relate to the sales, purchases, receipts, storage or delivery of Mobil or Exxon branded gasoline by Distributor.  Distributor must retain all such records for a minimum of five years.

VIP PROGRAM EXAMPLES

Example 1

Number of Participating Locations:	9
Projected Aggregate Annual VIP Volume:	8,500,000 gallons
Projected Average Yearly Gallons:	944,444 per location

Volume Period	1-6 months	7-12 months	13-18 months	19-24 months	25-30 months	31-36 months	37-42 months	43-48 months	49-54 months	55-60 months
Payment #	1	2	3	4	5	6	7	8	9	10
Actual Volume for Period (aggregate)	4,225,000	4,235,000	4,245,000	4,255,000	4,260,000	4,265,000	4,270,000	4,275,000	4,280,000	4,285,000
Cpg	**	**	**	**	**	**	**	**	**	**
Total VIP $ paid at end of period	$ **	$ **	$ **	$ **	$ **	$ **	$ **	$ **	$ **	$ **

Total Volume Assistance

42,595,000 gal x ** cpg =

$**

Example 2

Number of Participating Locations:	12
Projected Aggregate Annual VIP Volume:	18,000,000 gallons
Projected Average Yearly Gallons:	1,500,000 per location

Volume Period	1-6 months	7-12 months	13-18 months	19-24 months	25-30 months	31-36 months	37-42 months	43-48 months	49-54 months	55-60 months
Payment #	1	2	3	4	5	6	7	8	9	10
Actual Volume for Period (aggregate)	9,000,000	9,050,000	9,100,000	9,150,000	9,200,000	9,250,000	9,300,000	9,350,000	9,400,000	9,450,000
Cpg	**	**	**	**	**	**	**	**	**	**
Total VIP $ paid at end of period	$ **	$ **	$ **	$ **	$ **	$ **	$ **	$ **	$ **	$ **

Total Volume Assistance

92,250,000 x ** cpg =

$**

TERMS AND CONDITIONS

1.                    Distributor is not authorized for participation in the VIP until the acknowledgement page hereto is fully executed by Global and a copy of the fully executed document has been returned to the Distributor.

2.                    Distributor will encourage new Retail Operators to complete ExxonMobil’s Basic Business Operations Training Course or a substitute course offered or recommended by Global.

3.                    Global reserves the right to impose security requirements (e.g. LOC or a mortgage) as a prerequisite to approval of any VIP participation.

4.                    Distributor must receive Global’s prior approval for any initial or additional locations to be covered by the VIP.

5.                    Distributor must then meet all criteria as outlined herein and brand the location to Global’s and, pursuant to the BFA, ExxonMobil’s applicable image specifications for locations participating in VIP.

6.                    Acceptance of any VIP proposal by Global in no way implies or guarantees any increase in gasoline volume to Distributor’s existing base as stated in Distributor’s Distributor Agreement.

7.                    The Eligible Volume Certification reporting term during which Global will make VIP incentive payments on will begin on the 1st day of the month following approval of Distributor’s VIP participation and will continue through the expiration date for the VIP, unless earlier terminated in accordance with the terms hereof.

8.                    Distributor agrees to allow Global, upon giving reasonable advance notice, the right to audit, at Global’s expense during normal business hours, the accounting records and other pertinent documents which relate to the sales, purchases, receipts, storage or delivery of Mobil or Exxon branded gasoline by Distributor.  Distributor must retain all such records for a minimum of five years.

9.                    Distributor forfeits all rights, present and future, under the VIP for all of the Distributor’s locations if Distributor knowingly submits an over-stated gasoline volume report for any location that is eligible to receive a VIP payment.

10.              Distributor will return to Global all VIP payments made by Global as a result of Distributor overstating volume reports for any location.

11.              Distributor agrees to allow ExxonMobil, upon providing appropriate 30 day notification, to draft their account for any funds owed ExxonMobil from participation in the VIP.

12.              Distributor represents that it will brand the retail facility as a Mobil or Exxon facility for not less than 5 years for VIP option (or such longer period as set forth herein), and Distributor acknowledges that Global has relied upon this representation in making incentive payment under the VIP.

13.              DISTRIBUTOR RECOGNIZES THAT IT WOULD BE DIFFICULT TO QUANTIFY GLOBAL’S ECONOMIC LOSSES IF (1) DISTRIBUTOR’S FRANCHISE RELATIONSHIP WITH GLOBAL IS TERMINATED OR NON-RENEWED PRIOR TO THE EXPIRATION OF A DISTRIBUTOR’S VIP PARTICIPATION, (2) A RETAIL LOCATION IS DEBRANDED, (3) THE DISTRIBUTOR CEASES TO BE THE SUPPLIER AT A LOCATION (UNLESS THE REPAYMENT OBLIGATION HEREUNDER HAS BEEN TRANSFERRED WITH GLOBAL’S CONSENT TO A NEW SUPPLIER), (4) THE DISTRIBUTOR DISCONTINUES ACTIVELY MARKETING A MINIMUM OF THREE GRADES OF MOBIL OR EXXON BRANDED GASOLINE AT A LOCATION, (5) A LOCATION BEGINS SELLING NON-BRANDED MOTOR GASOLINE UNDER THE AUTOMOTIVE CANOPY. THUS, IF ANY OF THE AFOREMENTIONED EVENTS OCCUR AFTER THE COMMENCEMENT OF DISTRIBUTOR’S PARTICIATION IN THE VIP, THEN GLOBAL MAY CHARGE AND COLLECT FROM DISTRIBUTOR A COMPENSATORY DOLLAR AMOUNT AS OUTLINED BELOW FOR SUCH LOSSES (COLLECTIVELY REFERRED TO AS DEFAULT EVENTS).  THESE AMOUNTS WILL BE IN ADDITION TO, AND NOT IN LIEU OF, ANY DAMAGES SET FORTH IN A DISTRIBUTOR’S DISTRIBUTOR AGREEMENT OR IN ANY UNIQUE OPPORTUNITY AGREEMENT(S) FOR A LOCATION.  WHERE A DEFAULT EVENT APPLIES ONLY TO A PARTICULAR LOCATION, THE REIMBURSEMENT PERCENTAGE SET FORTH BELOW SHALL APPLY TO THE VIP AMOUNTS PAID HEREUNDER WITH RESPECT TO THE GALLONS SOLD AT SUCH PARTICULAR LOCATION.  WHERE A DEFAULT EVENT EFFECTS ALL PARTICIPATING LOCATIONS, THE REIMBURSEMENT PERCENTAGE SET FORTH BELOW SHALL APPLY TO THE VIP AMOUNTS PAID HEREUNDER WITH RESPECT ALL GALLONS SOLD AT ALL PARTICIPATING LOCATION.

Reimbursement Schedule

Year 1 *	100%
Year 2	100%
Year 3	100%
Year 4	70%
Year 5	30%

* Year 1 begins at the commencement date for VIP

14.              THE DAMAGES HERE DEFINED ARE CONFINED TO LOSSES RESULTING FROM DISTRIBUTOR’S REPUDIATION OF THEIR VIP PARTICIPATION, AND SHALL NOT AFFECT SUCH OTHER RIGHTS AND REMEDIES AS GLOBAL MAY HAVE HEREUNDER, UNDER ANY OTHER AGREEMENT WITH GLOBAL AND UNDER APPLICABLE LAW INCLUDING, BUT NOT LIMITED TO, THE PMPA AND THE UNIFORM COMMERCIAL CODE.

15.              Global reserves the right to stop accepting new entrants or new locations into the Distributor VIP at any time.

16.              Global reserves the right to change or cancel the Distributor VIP at any time.

17.              Incentive payments shall be made by credit to Distributor’s account receivable or by Electronic Funds Transfer.

18.              Distributor cannot assign or transfer its rights or obligations under this program without prior written consent of Global, which consent may be withheld by Global in its sole discretion.

19.              Distributor acknowledges that the financial aspects of the VIP are confidential and agrees to treat them accordingly. A failure of Distributor to do so is a violation of this agreement.

20.              Distributor acknowledges that non-submittal of volume certification after appropriate and reasonable requests from Global forfeits the Distributor’s right to obtain payment and could result in monies owed to Global.

21.              Distributor forfeits all rights, present and future, under the VIP for all locations if Distributor is in violation of the terms of its existing contractual requirements, including but not limited to Distributor’s PMPA Motor Fuels Franchise Agreement with Global.  In the event of a violation with respect to a particular location, Global, in its sole discretion, may terminate Distributor’s participation in the VIP solely with respect to such location or all locations.

22.              Distributor acknowledges that all VIP locations must participate in an approved Global Mystery Shopper Program and, if requested by Global, ExxonMobil’s POP Program through the specified program term. The VIP payments set forth herein are conditioned on each VIP location maintaining satisfactory Mystery Shopper scores for such location, as determined by Global from time to time.  Any location failing to receive a satisfactory Mystery Shopper score will may a deduction against their VIP payments for such location as determined by Global from time to time.

GLOBAL COMPANIES LLC

BRANDED WHOLESALE BUSINESS

VOLUME INCENTIVE PROGRAM

ACKNOWLEDGEMENT PAGE

Distributor:	Alliance Energy LLC

Address:	404 Wyman Street
Suite 425
Waltham, MA 02451

Participating
Locations:

Distributor’s “Operated Mobil-Branded Outlets” and “Franchised Mobil-Branded Outlets” as such terms are defined in Distributor’s current Distributor PMPA Franchise Agreement with Global. Distributor will confirm the number of Operated Mobil-Branded Outlets and Franchised Mobil-Branded Outlets under the Distributor Agreement from time to time as reasonably requested by Global.

Distributor Acceptance

The undersigned acknowledges and agrees to all of the qualifications, terms and conditions of the current Volume Incentive Program as set forth herein.  The undersigned understands that participation in the Volume Incentive Program is not effective until this agreement is executed by Global.

Alliance Energy LLC (Distributor)

By:	/s/ Mark Cosenza
Name: Mark Cosenza
Title: Chief Financial Officer
Date: As of March 1, 2011

Global Acceptance

I have reviewed with the Distributor the qualifications, terms and conditions of the Volume Incentive Program. Based on the Distributor’s compliance with these conditions I am authorizing their participation in the program.

Global Companies LLC

By:	/s/ Thomas J. Hollister
Name: Thomas J. Hollister
Title: Chief Financial Officer and Chief Operating Officer
Dated: As of March 1, 2011